Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our Auditors’ Report dated March 25, 2008, with respect to the consolidated financial statements of ABN AMRO Holding N.V., the Netherlands included in this Form 20-F for the year ended 31 December 2007:

•	Registration Statement (Form S-8 No. 333-81400) of ABN AMRO Holding N.V. pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan;

•	Registration Statement (Form S-8 No. 333-84044) of ABN AMRO Holding N.V., pertaining to the ABN AMRO Key Employee Equity Program with Co-Investment Plan and ABN AMRO Incorporated U.S. Retention Plan;

•	Registration Statement (Form F-3 No. 333-137691) and related Prospectus of ABN AMRO Bank N.V. pertaining to the issuance of up to USD 2,500,000,000 aggregate principal amount of debt securities;

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Registration Statement (Form F-3 No. 333-104778) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus;

•	Registration Statement (Form F-4 No. 333-108304) and related Prospectus of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. pertaining to the offer to exchange USD 500,000,000 subordinated notes due 2018;

•	Registration Statement (Form S-8 No. 333-74703) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Group Profit Sharing and Savings Plan and Trust;

•	Registration Statement (Form S-8 No. 333-140798) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Program;

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Registration Statement (Form S-8 No. 333-145751) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Combined Performance Share and Restricted Share Plan and ABN AMRO Share Investment and Matching Plan; and

•	Registration Statement (Form S-8 No. 333-149577) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Plan Units.

Amsterdam, The Netherlands
March 31, 2008

/s/ Ernst & Young Accountants